Exhibit 10.1
AMENDED AND RESTATED MASTER AGREEMENT
     This AMENDED AND RESTATED MASTER AGREEMENT (the “Agreement”) is effective as of June 14, 2010 (the “Effective Date”) between DemandTec, Inc., a Delaware corporation (“DemandTec”) and Target Corporation, a Minnesota corporation, on behalf of itself, its operating divisions and subsidiaries (together, “Customer”), and amends and restates in its entirety the Master Agreement between DemandTec and Customer dated February 26, 2010.
1. SOFTWARE SERVICE ACCESS RIGHTS
1.1 Ordering Process. From time to time during the Term of this Agreement, the parties may agree that DemandTec shall make available to Customer one or more of the proprietary software services owned by DemandTec (each, a “Software Service”) and/or analytical insights & solutions relating to those Software Services (such services, the “Analytical Services”) in exchange for the payment by Customer of certain fees. In such event, DemandTec and Customer shall enter into an order form (each, an “Order Form”) that sets forth the terms under which DemandTec will make the Software Service(s) and/or Analytical Service(s) available to Customer. Each Order Form shall incorporate the terms of this Agreement by reference and shall be deemed a part hereof.
1.2 Customer’s Right to Access Software Services.
     (a) Access; Restrictions.
          (i) Access. Subject to the terms and conditions contained in this Agreement, DemandTec hereby grants to Customer a worldwide, personal, nontransferable (except as otherwise set forth in this Agreement or the applicable Order Form), non-sublicensable, non-exclusive (except as otherwise set forth in this Agreement or the applicable Order Form), limited right to remotely access those Software Services identified in Order Forms entered into between the parties during the Term. Such use may be by employees of Customer or contractors or agents of Customer, provided that (a) each such contractor or agent is not a competitor of DemandTec (as set forth in a written document acknowledged by the parties contemporaneous with this Agreement and as may be updated no more than once a year by mutual agreement of the parties), is informed of the confidential nature of the Software Service and is subject to a written nondisclosure agreement that requires them to maintain in confidence the Software Service and other related information of DemandTec, and (b) Customer shall be liable to DemandTec for any breach by Customer’s contractors or agents to the same extent as if such breach was committed by Customer.
          (ii) Deployment.
               (A) Where DemandTec deploys the Software Service over the World Wide Web (in which case the Software Service shall be referred to as a “Hosted Software Service”), DemandTec shall provide the software-as-a-service delivery services described on Exhibit A hereto (the “SaaS Delivery Services”). This includes providing all physical hosting of the Hosted Software Service in a data center (the “Hosted Environment”) reasonably acceptable to Customer. [***] It is understood that DemandTec may contract with a third party service provider [***] to provide certain of the SaaS Delivery Services on its behalf. DemandTec shall be liable for all actions and omissions by its third party service provider to the same extent as if such actions and/or omissions were made by DemandTec.
               (B) Installed. Where the Software Service is not deployed over the World Wide Web (in which case the Software Service shall be referred to as an “Installed Software Service”), the Software Service shall be installed on Customer’s own computer systems and Customer’s use of the Ordered Software Service shall be governed by license terms to be agreed upon by the parties. Such terms shall provide, among other things, that Customer is responsible for (i) obtaining and maintaining any equipment and ancillary services needed to access the Installed Software Service including, without limitation, modems, hardware, server, software, operating system,

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networking and web servers meeting the requirements set forth in Exhibit D hereto (together, “Access Equipment”) and (ii) ensuring that such Access Equipment is compatible with the Software Services and complies with all configurations and specifications set forth herein and/or in the applicable Order Form and Documentation.
          (iii) Restrictions. Prior to execution of the applicable Order Form, DemandTec will allow Customer to review (and, during the term of the Order Form, DemandTec shall allow Customer to make as many copies as Customer deems necessary of) DemandTec’s standard User Guides for the Software Service, as well as on-line Help Sections and, if Customer is entitled to receive one or more training courses, DemandTec’s current standard participant training guide for the applicable training course(s) (collectively, the “Documentation”). Whether or not DemandTec hosts the Software Service, Customer may use the Software Service only for its business purposes in accordance with this Agreement, the particular Order Form and any applicable Documentation. Customer shall not, directly or indirectly: reverse engineer, decompile, disassemble or otherwise attempt to discover the source code, object code or underlying structure, ideas or algorithms of the Software Service or any software related to the Software Service (collectively, “Software”); modify, translate, or create derivative works based on the Software; copy for any purpose, rent, lease, download, transmit, distribute, pledge, assign, or otherwise transfer or encumber rights to the Software ([***]); use the Software for timesharing or service bureau purposes or otherwise for the benefit of a third party; or access or attempt to access any other DemandTec customer accounts or restricted information. In the event that DemandTec believes Customer is in violation of the foregoing, DemandTec will notify Customer of its concerns, and Customer will have [***] from its receipt of DemandTec’s notice to provide a response to DemandTec’s concerns. Notwithstanding the preceding, if DemandTec determines that Customer is in violation of the foregoing and such violation will irreparably harm DemandTec if the violation continues, DemandTec may seek an injunction to enjoin Customer from continuing such conduct. The preceding does not preclude Customer from retaining the right to use the general knowledge, experience and know-how acquired by it in the course of running and using the Software Service (except to the extent the same constitutes Confidential Information under the NDA (as defined in Section 7 below) or is Customer’s proprietary property).
     (b) Customer Support and Maintenance. For Hosted Software Services, DemandTec shall provide Customer with the customer support and maintenance services described on Exhibit C hereto (the “Hosted Support Services”). For Installed Software Services, DemandTec shall provide Customer with the customer support and maintenance services agreed upon by the parties.
     (c) Customer Responsibilities. Customer’s right to access the Software Services and to receive the Hosted Support Services is conditioned upon the following:
          (i) Equipment. Customer is responsible for (i) obtaining and maintaining any equipment and ancillary services needed to access the Software Services including, without limitation, modems, hardware, server, software, operating system, networking, web servers and local and long distance telephone service (together, “Access Equipment”) and (ii) ensuring that such Access Equipment is compatible with the Software Services and complies with all configurations and specifications set forth herein and/or in the applicable Order Form and Documentation. The minimum requirements for Access Equipment are set forth in Exhibit D hereto.
          (ii) Passwords. For each Hosted Software Service, DemandTec shall provide Customer with an administrative user ID and password for a DemandTec account (each, an “Account”) for the Software Service. Customer shall be responsible for the security of its user ID(s) and password(s), and for all uses of the same with Customer’s knowledge or consent.
          (iii) Customer Data. In order to utilize the Software Services, Customer will provide DemandTec with data to be identified in the relevant DemandTec data requirements document for the particular Software Service (the “Requirements Document”), with such data to be provided in the formats identified therein. The Requirements Document will be made available by DemandTec to Customer prior to execution of the applicable Order Form. All data provided by Customer hereunder is referred to as the “Customer Data”. It is understood that the provision of additional, non-mandatory data will enhance the functionality of the Software

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Service and that from time to time DemandTec may recommend that Customer provide additional data based on upgrades to the Software Service and/or Customer’s specific needs and operations. Customer grants to DemandTec a limited, non-exclusive license, during the Term, to use, copy, store, record, transmit, maintain, display, view, print, or otherwise use Customer Data solely to the extent necessary to provide the Software Services to Customer and subject to the confidentiality provisions contained herein.
          (iv) Compliance with Agreement, Order Form and Law. Customer shall use the Software Service in compliance with the terms of this Agreement, the applicable Order Form, the Documentation and all applicable laws.
2. ANALYTICAL SERVICES
2.1 Access. Subject to the terms and conditions contained in this Agreement, DemandTec hereby grants to Customer the right to receive those Analytical Services identified in Order Forms entered into between the parties. Customer’s right to receive the Analytical Services shall be subject to the limitations on scope and other terms and conditions set forth in this Agreement and the applicable Order Form.
2.2 Customer’s Responsibilities. Customer’s right to receive the Analytical Services is conditioned upon Customer providing the Customer Data described in the applicable data requirements document for the Analytical Services in the formats described therein.
3. PROFESSIONAL SERVICES
3.1 General. If any professional services, including modeling or training (collectively, the “Professional Services”) are necessary in connection with Customer’s use of the Software Service or receipt of the Analytical Services, the terms and conditions under which DemandTec shall provide such Professional Services shall be set forth in one or more statements of work (each a “Statement of Work” or “SOW”) that incorporates this Agreement by reference or, in the event Professional Services are included as part of a fixed bid Order Form, all included Professional Services shall be described in an Exhibit to be attached to such Order Form.
3.2 SOW Terms. The SOW must indicate the fees to be charged, if any, for the Professional Services, a change control process to track changes, if any, in fees, as well as changes in the service parameters, and applicable tasks to be performed by DemandTec. In addition to all other terms in this Agreement, the Professional Services shall be subject to the following terms:
     (a) [***].
     (b) DemandTec warrants and represents that all personnel performing Professional Services hereunder are either (i) DemandTec’s W-2 employees; or (ii) DemandTec’s subcontractors doing so pursuant to written agreements with DemandTec. DemandTec shall be responsible for all actions and omissions of its subcontractors.
     (c) DemandTec and its employees and subcontractors shall comply with Customer’s written policies and rules communicated to DemandTec (which may be through provision of a link to Customer’s website) regarding safety and security, workplace conduct and information security (including policies and rules regarding the possession of firearms and weapons, the possession or use of drugs and alcohol, inappropriate use of computers and the Internet, and inappropriate behavior, discrimination and harassment). If required by Customer, employees and subcontractors who work on-site at Customer’s facilities must have undergone a criminal background check, drug test, and/or credit screen acceptable to Customer, subject to applicable local, state and federal laws. [***]
     (d) In connection with all aspects of its Professional Services (including without limitation DemandTec’s assignment of employees and subcontractors to other customers’ accounts), DemandTec at all times

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shall adhere to the highest professional standards and, in all circumstances, will avoid real and perceived conflicts of interest.
4. FEES; PAYMENT TERMS
4.1 In exchange for the foregoing rights, Customer shall pay DemandTec the fees listed on each Order Form (the “Software Service Fees”) and the fees listed on each SOW (the “SOW Fees” and together with the Software Service Fees, the “Fees”) (assuming DemandTec provides Professional Services). Customer does not require the issuance of a purchase order in connection with this Agreement. No other amounts will be owed by Customer to DemandTec unless specifically set forth in an Order Form or SOW.
4.2 Customer’s billing information and any invoicing requirements are set forth in Exhibit E attached hereto, which shall be updated in an Exhibit to be attached to each Order Form. Customer shall pay all sales, use, value-added or similar taxes levied on Customer’s use of the services or products delivered under this Agreement (collectively “Taxes”). Customer shall reimburse DemandTec for any Taxes paid or accrued directly by DemandTec, but shall at all times be entitled to any refunds of such taxes that may be paid by any taxing authority to DemandTec.
5. TERM AND TERMINATION
5.1 Unless earlier terminated in accordance with the terms hereof, this Agreement shall commence on the Effective Date and shall continue until there are no outstanding Order Forms or SOWs (the “Term”).
5.2 In the event a party commits a material breach of its obligations under an Order Form, SOW, or this Agreement and fails to cure such breach within [***] following its receipt of written notice specifying the breach, the non-breaching party may, at its election: (a) terminate the applicable Order Form or SOW upon written notice to the breaching party, (b) terminate any additional Order Forms or SOWs then outstanding, and/or (c) terminate this Agreement and all outstanding Order Forms and SOWs.
5.3 In the event of termination of an Order Form or SOW this Agreement shall continue to apply to any other Order Forms or SOWs still in effect. Termination of an Order Form, SOW or this Agreement shall not affect or impair either party’s right to pursue any legal remedy, subject to the limitations set forth in Section 9 below. Upon termination or expiration of this Agreement, each party shall promptly return to the other party all copies of documents and other materials that contain or embody the other party’s Confidential Information that are in its possession. In addition, upon termination or expiration of an Order Form, upon the other party’s request, each party shall promptly return to the other party all copies of documents and other materials that contain or embody the other party’s Confidential Information related to the terminated or expired Order Form that are in its possession. Sections 1.2(a)(iii) and Sections 5-14 of this Agreement, and each party’s obligation to pay amounts that accrued prior to termination of this Agreement together with any defenses to such payment, shall survive the termination of this Agreement for any reason.
5.4 Upon the expiration of the Term or earlier termination of this Agreement, DemandTec will cooperate with Customer at no additional charge to stage all Customer Data and transition all such Customer Data back to Customer or to another third party vendor at Customer’s direction. In addition, upon the expiration or termination of an Order Form, DemandTec will cooperate with Customer at no additional charge to stage all Customer Data related to the terminated or expired Order Form and transition all such Customer Data back to Customer or to another third party vendor at Customer’s direction.

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6. INTELLECTUAL PROPERTY RIGHTS
6.1 Except for Installed Ordered Software Services, the Software will be installed, accessed and maintained only by or for DemandTec, and no license is granted thereto, [***]. All patents, copyrights, trademarks, service marks, trade secrets and other proprietary rights in or related to DemandTec’s econometric engines, financial modeling engines, price optimization engines and its other methodologies, models, tools and analyses, including the Software, and the Documentation (except to the extent that the Requirements Documents and any other Documentation includes Customer Data or other customer proprietary information) and all copies and modifications thereof (collectively, “DemandTec IP”), are and will remain the exclusive property of DemandTec or its licensors. Customer shall not acquire any right in the DemandTec IP, except the limited rights to access the Software Service specified in this Agreement. Neither party shall take any action that jeopardizes the other’s intellectual property rights.
6.2 DemandTec agrees and acknowledges that at all time Customer shall be the sole and exclusive owner of all Customer Data and any other Customer proprietary information and any and all derivatives thereof. Nothing in this Agreement shall be construed as to extend to DemandTec any rights in or to Customer Data other than (a) as set forth in Section 1.2(c)(iii) or (b) to the extent contemplated by the applicable Order Form. Where the Order Form contemplates the use of Customer Data for purposes other than as set forth in Section 1.2(c)(iii) (such as the case of Shopper Insights-on-DemandTec), Customer hereby grants to DemandTec a limited, non-exclusive license, during the Term, to use, copy, store, record, transmit, maintain, display, view, print, or otherwise use Customer Data solely to the extent necessary to fulfill the purposes set forth in the Order Form.
6.3 If any action is brought against Customer claiming that a Software Service infringes any patent, copyright, trademark or trade secret of a third party, DemandTec will indemnify, defend and hold Customer harmless from and against any and all damages, losses, liabilities, settlements, costs and expenses (including without limitation costs and attorneys’ fees) incurred by Customer in connection with any such infringement claim. DemandTec’s obligations hereunder are subject to the following: (a) Customer must notify DemandTec within a reasonable time of Customer’s learning of the claim (however lack or delay of notice shall not excuse DemandTec’s indemnification obligations except to the extent such lack or delay caused material prejudice to DemandTec); (b) DemandTec shall have sole control over the defense of the claim, including appeals and all negotiations, settlements or compromises; and (c) Customer shall provide DemandTec, at DemandTec’s expense, with reasonable assistance, information, and authority necessary to perform the above. Customer may be represented, at Customer’s expense, by counsel of Customer’s selection.
6.4 If an infringement claim described in Section 6.3 may be or has been asserted, Customer will permit DemandTec, at DemandTec’s option, to: (a) promptly procure the right to continue using the allegedly infringing item; (b) promptly replace or modify the allegedly infringing item to eliminate the infringement while providing functionally equivalent performance; or (c) if either of the above is not commercially reasonable, terminate this Agreement and refund to Customer a pro-rated amount of any Software Service Fees paid by Customer for the unused portion of the Term for the affected Software Service. For purposes of this Agreement, including the Exhibits hereto, the parties acknowledge that the fees for certain Software Services may not be itemized by Software Service in certain Order Forms executed under this Agreement. In that event, the parties agree to determine in good faith the amount of any fees reasonably related to a particular Software Service for purposes of any refund or other remedy available under this Agreement.
7. CONFIDENTIALITY
The parties have entered into that certain Mutual Non-Disclosure Agreement dated May 23, 2006 (the “NDA”). This Agreement and the parties’ dealings in connection with this Agreement shall be subject to the NDA; provided, however, that it is understood that DemandTec may need to file the Agreement and any amendments thereto or Order Forms thereunder in compliance with securities laws. In such event, DemandTec shall seek

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confidential treatment as appropriate in accordance with Section 10.2 of this Agreement. It is understood and agreed that the Software and the Documentation shall constitute DemandTec “Confidential Information” under the NDA.
8. WARRANTY/DISCLAIMER
8.1 During the Term, DemandTec warrants that it shall perform the Analytical Services, Professional Services, and Support and Maintenance Services with reasonable skill and care, using suitably qualified personnel, in a manner consistent with industry standards and the standards set forth in this Agreement.
8.2 DemandTec further warrants that for a period equal to [***] from the date on which the applicable Software Service is made available to Customer (unless a different time period is set forth in the Order Form for the Software Service), that Software Service will perform substantially in accordance with the Documentation.
8.3 Customer must report in writing any breach of above warranties to DemandTec during the relevant warranty period, and Customer’s exclusive remedy and DemandTec’s entire liability for such breach shall be as follows, unless additional or different remedies are set forth in the applicable Order Form:
     (a) For breaches of Section 8.1, DemandTec shall re-perform the nonconforming Analytical Services, Professional Services or Support and Maintenance Services or, if DemandTec is unable to re-perform such services as warranted, Customer shall be entitled to recover the applicable fees paid to DemandTec for the Services that remain nonconforming.
     (b) For breaches of Section 8.2, DemandTec shall use its commercially reasonable efforts to correct or provide a workaround for reproducible program errors that cause a breach of this warranty or if DemandTec is unable to make the particular Software Service operate as warranted within a reasonable time considering the severity of the error and its impact on Customer, Customer shall be entitled to terminate the applicable Order Form and DemandTec shall refund to Customer the Software Service Fees paid by Customer for that Software Service on account of the warranty period.
8.4 DEMANDTEC DOES NOT WARRANT THAT THE SOFTWARE SERVICES WILL FUNCTION UNINTERRUPTED OR ERROR FREE, NOR DOES IT MAKE ANY WARRANTY AS TO THE RESULTS THAT MAY BE OBTAINED FROM USE OF THE SOFTWARE SERVICES. THE ABOVE WARRANTIES ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND UNINTERRUPTED USE.
9. LIMITATIONS ON LIABILITY
9.1 EXCEPT FOR LIABILITY RELATED TO BREACHES OF SECTION 7, FOR INDEMNIFICATION CLAIMS UNDER SECTION 6.3, OR FOR PERSONAL INJURY OR PROPERTY DAMAGE, NEITHER CUSTOMER, DEMANDTEC, NOR THEIR RESPECTIVE OFFICERS, AFFILIATES, CONTRACTORS AND EMPLOYEES SHALL BE RESPONSIBLE OR LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT OR TERMS AND CONDITIONS RELATED THERETO UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES.
9.2 IN ADDITION, EXCEPT FOR CLAIMS UNDER SECTION 1.2(a)(iii), CLAIMS FOR FEES PROPERLY OWING UNDER THIS AGREEMENT, CLAIMS UNDER SECTIONS 6 AND 7 AND CLAIMS FOR PERSONAL INJURY AND PROPERTY DAMAGE, IN NO EVENT SHALL [***].

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10. MARKETING
10.1 Except as may be agreed in an Order Form, DemandTec shall not use Customer’s name, trademarks, services marks, logos, any description that would reveal Customer’s identity or other forms of identification, whether registered or not (the “Customer Identification”) in any way, including, but not limited to, any advertisements, press release, announcements, customer lists (including customer lists on any website) or materials of a public or promotional nature or in soliciting other customers, nor shall DemandTec make any direct or indirect public reference to this Agreement or any other contract between DemandTec and Customer without first obtaining Customer’s written permission which may be withheld in Customer’s sole discretion.
10.2 In any case, it is agreed that DemandTec may use Customer’s name in confidential communications with certain third parties in the following limited circumstances (a) in verbal and written sales communications (which must comply with guidelines provided by Customer’s Media Relations department) with customers and prospects who are not competitors of Customer (as set forth in a written document acknowledged by the parties contemporaneous with this Agreement and as may be updated no more than once a year by mutual agreement of the parties) and who are subject to a signed confidentiality agreement no less protective of Customer’s confidential information than DemandTec’s standard form mutual non-disclosure agreement previously provided to Customer and (b) in writing with investment bankers that have been engaged by DemandTec and are performing due diligence in connection with a proposed acquisition, provided that the investment bank is subject to a signed confidentiality agreement in form and content no less protective of Customer’s confidential information than DemandTec’s standard mutual non-disclosure agreement, with the confidentiality agreement strictly limiting the use of Customer’s name to such due diligence activities and not allowing the disclosure of Customer’s name to any employee or affiliate of the investment bank who is not involved with the due diligence activities. Furthermore, the parties acknowledge that DemandTec may disclose the existence of this Agreement and file this Agreement and any amendments thereto or Order Forms hereunder in a securities law filing, in which case, DemandTec agrees to seek confidential treatment for any terms which, in its good faith belief in consultation with its securities counsel, qualify for such treatment under the securities laws. [***].
10.3 Additionally, except as may be agreed in an Order Form, provided that DemandTec is in compliance with its obligations hereunder, Customer will consider a limited number of requests from DemandTec to act as a private reference for the Software Services with DemandTec customer prospects; provided that such customer prospects sign a confidentiality agreement in form and content satisfactory to Customer and provided that such requests do not have an adverse impact or effect on Customer’s operations or administration.
11. INSURANCE
11.1 DemandTec agrees to maintain at its cost the following minimum insurance coverage during the term of the Agreement:
     (a) workers’ compensation insurance, with statutory limits as required by the various laws and regulations applicable to the employees of DemandTec;
     (b) employer’s liability insurance, for employee bodily injuries and deaths, with a limit of [***] for each accident;
     (c) comprehensive or commercial general liability insurance, including broad form endorsement, covering claims for bodily injury, death and property damage, including premises and operations, independent contractors, personal injury, contractual, and broad-form property damage liability coverages, with combined limits not less than occurrence/aggregate limit of [***] for bodily injury, death and property damage per each occurrence and [***] general aggregate;

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     (d) comprehensive automobile liability insurance, covering owned, non-owned and hired vehicles, with limits as follows: (i) combined single limit of [***] for bodily injury, death and property damage per occurrence; or (ii) split liability limits of (A) [***] for bodily injury per person; (B) [***] for bodily injury per occurrence; and (C) [***] for property damage; and
     (e) umbrella/excess liability insurance in the amount of [***].
11.2 DemandTec shall provide Customer with certificates of insurance evidencing the required coverage as soon as practicable following the Effective Date and upon each renewal of such policies thereafter, including a clause that obligates the insurer to give Customer at least [***] prior written notice of any material change or cancellation of such policies (except in the case of non-payment of premium in which [***] notice is provided). This Section shall in no way affect the indemnification, remedy or warranty provisions set forth in this Agreement.
12. AUDIT RIGHTS
12.1 On an annual basis during the Term, DemandTec shall engage its independent certified public accountants (the “Third Party Reviewer”) to conduct a review of DemandTec’s operations and procedures. The Third Party Reviewer shall conduct such review (the “Third Party Review”) in accordance with the American Institute of Certified Public Accountants Statements on Auditing Standards Number 70 (the “SAS 70”) and shall record its findings and recommendations in a report (the “SAS Review”) to DemandTec. DemandTec shall deliver to Customer a one-page summary of the SAS Review within [***] after such report is received by DemandTec from the Third Party Reviewer indicating that the review has been completed and whether or not DemandTec passed or failed. At Customer’s request, DemandTec will make the entire report available to Customer for its review. DemandTec shall address the recommendations and findings in the SAS Review in a reasonably expeditious manner as it deems appropriate.
12.2 DemandTec acknowledges that it complies with the standards of the [***] attached as Exhibit F hereto.
12.3 Financial Audits.
     (a) Customer may, at its own expense, review DemandTec’s relevant billing records for the purpose of assessing the accuracy of DemandTec’s invoices to Customer, as well any amounts due to Customer under any Order Form. Customer may employ such assistance as it deems desirable to conduct such audits. Customer shall cause any person or entity employed by it to be subject to a nondisclosure that requires that the person or entity maintain in confidence DemandTec’s confidential information. Such reviews shall take place at a time and place agreed upon by the parties. Customer’s normal internal invoice reconciliation procedures shall not be considered an audit of DemandTec’s relevant billing records for purposes of this Section.
     (b) DemandTec shall cooperate in any Customer audit, providing reasonable access to DemandTec employees and all appropriate billing records as reasonably necessary to verify the accuracy of DemandTec’s invoices and payments due to Customer. DemandTec shall promptly correct any billing error that is revealed in an audit, including refunding any overpayment by Customer, plus applicable Taxes (if any) paid on such overpayments, in the form of a credit as soon as reasonably practicable under the circumstances.
     (c) [***].
13. [***]
13.1 [***]
13.2 [***]

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14. MISCELLANEOUS PROVISIONS
14.1 Nothing in this Agreement shall be construed to constitute either party as a partner, employee, or agent of the other, nor shall any party bind, attempt to bind, or have the authority to bind the other party in any respect, it being intended that each party shall remain an independent contractor responsible for its or his own actions. Each party shall conduct its business in its own name and, to the extent consistent with this Agreement, in such manner as it may see fit; provided, however, that each party shall be responsible for the acts and expenses of its own agents, employees, and associates.
14.2 This Agreement, each Order Form, each SOW, the NDA, the Exhibits hereto to the foregoing documents, and the Documentation, represents the entire agreement between the parties concerning the subject matter hereof and supersedes all prior discussions, agreements and understandings of every kind and nature regarding the subject matter hereof. All waivers and modifications must be in a writing signed by both parties. If any provision of this Agreement is found to be unenforceable or invalid, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement will otherwise remain in full force and effect and enforceable.
14.3 Any notice to be given hereunder shall be sufficient if in writing and personally delivered, or sent by overnight courier (such as Federal Express), or sent by registered mail (postage prepaid, return receipt requested), to the parties hereto and addressed to the address set forth on the signature page or to such address as the parties may from time to time provide in accordance herewith. Such notice shall be deemed given: (a) if personally served, at the time of delivery; (b) if sent by overnight courier, on the day after being posted or on the date of actual receipt, whichever is earlier; or (c) if sent by registered mail, on the [***] after being posted or on the date of actual receipt, whichever is earlier.
14.4 During the term of this Agreement and for a period of one year following the expiration of this Agreement, neither DemandTec nor Customer shall directly solicit employment of any employee or contractor of the other without the prior written consent of the other party. The foregoing notwithstanding, this Section shall not restrict the right of either party to solicit or recruit generally.
14.5 Neither Party shall be liable for failure to perform or delay in performing any obligation under this Agreement if such failure or delay is due to fire, flood, earthquake, strike, war (declared or undeclared), terrorist acts, embargo, blockade, legal prohibition, governmental action, riot, insurrection, damage, destruction or any other similar cause beyond the control of such party. If such an event precludes Customer from using, or materially impairs Customer’s use of a Software Service, DemandTec shall extend the Order Form term for the affected Software Service for a period equal to the length of time that the Software Service was unavailable, without any payment by Customer for the extension. Furthermore, if such an event continues for more than [***], Customer shall have the right to terminate the applicable Order Form without liability and shall receive a pro-rated refund of any Software Service Fees for the unused portion of the Order Form term for the affected Software Service.
14.6 Neither this Agreement nor any rights or licenses granted hereunder may be sold, leased, assigned, or otherwise transferred, in whole or in part, by either party, and any such attempted assignment shall be void and of no effect without the prior written consent of the other party. The foregoing notwithstanding, (a) Customer’s consent shall not be required if: (i) DemandTec assigns this Agreement in connection with a reorganization, merger, acquisition, sale of all or substantially all of its assets, provided that the assignee commits in writing to Customer to continue to provide the Service and treat it as a growing, ongoing business, with a commitment to support and maintain the Software Service; (ii) DemandTec assigns its right to receive and collect payments hereunder; or (iii) DemandTec sub-contracts certain professional, hosting and management services to its third party partners (DemandTec agreeing that it shall be liable for all actions and omissions of such subcontractor to the same extent as if such actions and/or omissions were made by DemandTec); and (b) DemandTec’s consent shall not be required if Customer assigns this Agreement in connection with a reorganization, merger, acquisition, sale of all or substantially all of its assets, provided that such assignment shall be subject to the limitations on scope set forth

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in the Order Form. It shall be a condition to any of the above permitted assignments that the assignee agrees in writing to continue to be bound by the terms hereof.
14.7 This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Minnesota, without regard to its conflict of laws principles.
14.8 This Agreement may be executed in one or more counterparts, including by facsimile, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

TARGET CORPORATION		DEMANDTEC, INC.

By:	/s/ Kathy Tesija	By:	/s/ Dan Fishback

Name:	Kathy Tesija	Name:	Dan Fishback

Title:	EVP, Merchandising	Title:	CEO

Address:	1000 Nicollet Mall	Address:	1 Franklin Parkway, Bldg. 910

	Minneapolis, MN 55403		San Mateo, CA 94403

EXHIBIT A
[***]

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EXHIBIT B
[***]

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EXHIBIT C
[***]

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EXHIBIT D
MINIMUM REQUIRED ACCESS EQUIPMENT
Customer shall be responsible for ensuring that Access Equipment is compatible with the applicable Software Service and has the minimum configurations and specifications set forth below:
For DemandTec Everyday Price Management, DemandTec Everyday Price Optimization, DemandTec Promotion Planning & Optimization, DemandTec Markdown Optimization and DemandTec Trade Planning & Optimization and DemandTec Assortment1:

	Minimum	Recommended
RAM	[***]	[***]
CPU	[***]	[***]
Free Disk Space	[***]	[***]
Operating System	[***]	[***]
Browser	[***]	[***]
Connection	[***]	[***]
For DemandTec Deal Management, DemandTec Advanced Deal Management and DemandTec Deal/Billing Data Export:

Minimum Recommended
RAM	[***]
CPU	[***]
Operating System	[***]
Browser	[***]
Connection	[***]
Other	[***]

[1]	For DemandTec Assortment, Customer also requires MicroSoft Remote Desktop Connection.

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EXHIBIT E
CUSTOMER CONTACT INFORMATION AND BILLING INFORMATION
CUSTOMER BUSINESS CONTACT:

Name:	[***]

Address:	50 S. 10th Street, Suite 400

Minneapolis, MN 55403

Phone:	[***]

Fax:	[***]

Email:	[***]
INVOICE REQUIREMENTS:

Customer Purchase Order # Required? ☐ Yes ☑ No	If “Yes”, P.O.#:

Special Invoicing Requirements, if any: Each invoice must show the breakdown of costs.
CUSTOMER BILLING AND A/P CONTACT (if different from Business Contact):
Same
*Customer may change contact information upon written notice to DemandTec.

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EXHIBIT F
[***]

TARGET CORPORATION		DEMANDTEC, INC.

Name:		Name:

	please print		please print

Signature:		Signature:

Title:		Title:

Date:		Date:

fb.us.5301448.02

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TGT 1006 SO 004
ORDER FORM
This Order Form entered into between DemandTec, Inc. (“DemandTec”) and the customer listed below (“Customer”) is effective as of the date set forth below (the “Order Effective Date”). The services ordered herein will be provided in accordance with the terms and subject to the conditions contained in the Amended and Restated Master Agreement referenced below (the “Master Agreement”), including, among other things, the warranties, disclaimers and limitations on liability set forth therein. Capitalized terms used in this Order Form and not otherwise defined shall have the meanings ascribed to them in the Master Agreement. In the event of a conflict between the terms in this Order Form and the terms in the Master Agreement, the terms of this Order Form shall control as they relate to the services ordered pursuant hereto.
This Order Form expressly supersedes that certain Software Access and Services Agreement dated October 13, 2006, by and between Customer and DemandTec, as amended pursuant to Amendment # 1 dated as of September 14, 2007, and as subsequently renewed on November 12, 2009 (collectively, the “Original Agreement”). This Order Form also supersedes Order Form No. 003 (Reference # TGT 1002 SO 003) dated February 26, 2010 (the “Assortment Optimization Order Form”).
GENERAL TERMS:

Customer Name:	Target Corporation, on behalf of itself, its operating divisions and its subsidiaries

Order Effective Date:	As of June 14, 2010

Initial Service Term:	From the Order Effective Date through June 14, 2015

Referenced Agreement:	Amended and Restated Master Agreement dated June 14, 2010 (DemandTec Ref: TGT 1002 MSA 001)
BACKGROUND INFORMATION
[***]
INCLUDED SOFTWARE SERVICES AND SCOPE OF USE:
The following software services, including any service provided under a different name having the same function (as such functions are described on Exhibit B), as well as any add-on, expansion, replacement, update, error correction, enhancement or new version of any of such services, are included in this Order Form (the “Current Included Software Services”):
•	Everyday Price Optimization

•	Promotion Planning & Management

•	Promotion Optimization

•	Promotion Execution

•	Assortment Optimization

•	Markdown Optimization

•	Deal Management

•	Shopper Insight-on-DemandTec

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TGT 1006 SO 004
In addition, if during the Initial Service Term DemandTec makes generally available for its customers with retail operations any Future Included Software Service (as defined below), then Customer shall have the option of including those Future Included Software Service(s) in the scope of this Order Form for no additional software service fee. For purposes of this Order Form, “Future Included Software Service” means additional new software services that DemandTec organically develops or commercializes and that involve consumer demand forecasting and optimization of price, promotion, product placement or assortment, [***]; provided, however that “Future Included Software Service” shall not include software that DemandTec acquires from another entity via license or acquisition that contain material new functionality as compared to the Current Included Software Services and that are reasonably designated as a separate product for which a separate fee can be charged.
For the avoidance of doubt, “Future Included Software Services” do not include (a) any software services or applications (other than [***]) first commercialized during a Renewal Term (if any) or (b) any software services or applications that do not specifically relate to price, promotion, product placement or assortment such as, for example, replenishment, ordering, or other supply chain services, to the extent DemandTec elects to develop such products.
Any Future Included Software Services that Customer elects to use will be automatically added to the scope of this Order Form from the date DemandTec receives written notice from Customer, subject to the payment of an additional annual maintenance and support fee to be mutually agreed to, based on good faith negotiations, by the parties in advance of release of such Future Included Software Service to Customer, which fee will be pro-rated for an initial partial year, as set forth under “Fees and Payment Terms” below; provided that no additional fees shall be due in connection with [***].
The Current Included Software Services and the Future Included Software Services, collectively, shall be referred to as the “Included Software Services”. Customer’s right to access and use any future software services offered by DemandTec that are not considered to be Included Software Services shall be subject to the payment of additional fees as mutually agreed by the parties.
There shall be no limitation on the locations, product categories or items for which the Included Software Services may be used. If Customer adds additional retail locations above the current [***] retail locations (“Additional Stores”) through Inorganic Growth (as defined below), the Annual Fee shall increase as set forth below unless Customer provides notice to DemandTec that certain Additional Stores will be excluded from the scope of use (such as because Customer assumes an existing contract with DemandTec related to the Additional Stores). The addition of Additional Stores resulting from Inorganic Growth shall result in an increase in the then-current Annual Fee proportionate to the number of Additional Stores as compared to the stores in the scope of use prior to addition of the Additional Stores (the “Additional Stores Fee”). The Additional Stores Fee for the year in which the Additional Stores are added will be pro-rated based on the number of days from the date on which the Additional Stores are added to the next anniversary of the Effective Date, and shall be payable within [***] after the Additional Stores are added. In the case of Additional Stores resulting from acquisition of [***] or more stores in a single year through a series of transactions each of which involved the purchase of less than [***] stores, the effective date of such addition shall be the date of acquisition of the [***] store. For each successive year during the Term, the entire Additional Stores Fee shall be paid at the same time as the Annual Fee for such year is paid.
For purposes of this Order Form, “Inorganic Growth” means the addition of Additional Stores through (i) the acquisition by purchase of [***] or more operating retail stores in a single transaction or (ii) the acquisition by purchase of [***] or more operating stores in a series of transactions in a single year of the Term (excluding stores covered by (i) above).
FEES AND PAYMENT TERMS:

Annual Fee:	[***] per year , which represents [***] (“Base Annual Fee”), offset by a [***] credit (the “Credit”) for amounts previously paid by Customer, which Credit shall be spread ratably over the Initial Service Term in equal annual amounts of [***] per year

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TGT 1006 SO 004

Payment Terms:	Annual Fees are to be paid annually in advance, with the Year 1 fee to be paid within [***] of Customer’s receipt of invoice after the Order Effective Date. Thereafter, the Annual Fee is to be paid on or before the respective anniversary of the Order Effective Date.

Invoicing:	DemandTec shall deliver to Customer an invoice for the Annual Fee no later than [***] prior to such anniversary. Customer shall pay undisputed amounts on invoices within [***] of receipt of invoice.
The Annual Fee covers all fees for access to and delivery of the Included Software Services, including what in the Original Agreement were referred to as Base Application Fees, OCU Fees, Support and Maintenance Fees and SaaS Delivery Service Fees, as well as all fees relating to the provision of the Included Professional Services.
Customer is responsible for purchasing, obtaining, installing and managing all equipment and ancillary services needed to connect to and use the Included Software Services, including, without limitation, modems, hardware, database servers, application servers, web servers, third party software, operating systems, and long distance and local telephone service.
If, during the Initial Service Term, DemandTec makes generally available for its customers with retail operations a Future Included Software Service, DemandTec shall provide written notice thereof to Customer and Customer may elect to begin to use such Future Included Software Service by providing written notice to DemandTec and paying an additional Support and Maintenance Fee in an amount mutually agreed to by the parties in advance of release of such Future Included Software Service to Customer. Notwithstanding the foregoing, the parties acknowledge that [***] shall be provided to Customer without any requirement to comply with the notice and payment provisions of the preceding sentence. In the event Customer elects to begin to use a Future Included Software Service at any time other than an anniversary of the Order Effective Date hereof, the additional Support and Maintenance Fee shall be pro-rated for the first year based on the number of days from the date on which DemandTec receives Customer’s written notice of election and the next anniversary of the Order Effective Date. Following its receipt of the notice of election, DemandTec shall invoice Customer for the initial year’s Support and Maintenance Fee and such invoice shall be payable within 30 days after Customer’s receipt thereof. Thereafter, this additional fee shall be payable annually on or before the respective anniversary of the Order Effective Date along with the Annual Fee set forth above. If additional Professional Services are required in connection with the implementation of a Future Included Software Service (other than [***]), the parties will enter into an additional Statement of Work or Change Request to the existing SOW to document such required Services that sets forth terms mutually agreeable to both parties.

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TGT 1006 SO 004
ADDITIONAL TERMS:
1.	Initial and Ongoing Joint Business Planning.
(a)	Prior to the execution hereof, the parties have undertaken one or more initial scoping/planning exercises to discuss Customer’s internal systems plans and its development and implementation priorities in the context of DemandTec’s current product roadmap, other development commitments and resource constraints. The parties also have reviewed each other’s respective organizational charts to understand respective resource commitments to the Project, identified a preferred reporting approach, and compared the parties’ UI standards to understand what opportunities there may be for additional learning. The parties have also discussed the DemandTec release process and identified critical dates for when requirements need to be defined in order to include that functionality in a given release.

(b)	The outcome of these initial planning exercises was the [***] that outlines the current anticipated timeline for implementing the Current Included Software Services and [***]. The parties understand that the timeline included in the [***] represents the parties’ current best estimate of when the various development activities in the Project could be completed and a realistic timetable for implementing the various software services. DemandTec has made a number of assumptions as set forth in Exhibit D and as outlined in a Summary of Milestones and Assumptions PowerPoint document last dated June 3, 2010, that was previously provided to Customer in order to come up with this timetable, the inaccuracy of which could cause there to be changes in the actual timetable.

(c)	As soon as practicable following the execution hereof, the parties will meet to undertake a more detailed scoping/planning exercise to discuss DemandTec’s internal plans and its current development and implementation priorities and timelines in order to develop an overall target timeline and project plan for the various phases of development of all DemandTec products within the scope hereof over the next [***]. The output of such meeting would be to generate a more detailed development plan that includes an integrated development timeline view and dependency charts (the “Development Plan”).

(d)	On an annual basis during the Term, the parties shall meet and agree to a rolling twelve-month update of the Development Plan that sets priorities and specific development quarterly goals and objectives by quarter for upcoming year based on Customer’s internal systems plans and its development and implementation priorities in the context of DemandTec’s existing product roadmap, other development commitments and resource constraints. Initially, the core development and Project teams shall meet at least a half day on a monthly basis to review progress against the annual plan and to adjust the plan, as needed. It is envisioned that these meetings may, at some point, be held quarterly. In any case, the parties will explore whether these meetings can be held by video conference.
2.	[***]

3.	Management and Administration of the Relationship.
(a)	Project Managers — Each party shall appoint a Project Manager to coordinate overall activities in this strategic alliance. Each party shall direct all inquiries concerning this relationship to the other party’s Project Manager.
(i)	DemandTec shall appoint a Project Manager to be primarily responsible for meeting with Customer in order to collect product requirements, to understand Customer’s development objectives and priorities, and to manage the various product releases under this relationship. This role may be filled by the DemandTec Professional Services Director who will coordinate the activities between the product development/engineering departments and the Professional Services department within DemandTec.

(ii)	Target shall appoint a Project Manager to be primarily responsible for meeting with DemandTec in order to discuss product requirements and to articulate Customer’s development objectives and priorities.

(iii)	The Project Managers will meet regularly, either in person or via telecommunications, at times and places to be agreed upon by them. Upon reasonable request by Customer, but no more frequently than once per quarter, the

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TGT 1006 SO 004
DemandTec Project Manager will submit written status reports to Customer, which reports shall include, at a minimum, an update on then-current product roadmap and development priorities, an overview of any new enhancements completed since the last status report, and major development milestones reached.
(b)	Executive Sponsors — The parties hereby designate the individuals assigned to the following positions as their respective Executive Sponsors that will have primary responsibility for guiding the relationship between DemandTec and Customer. The Executive Sponsors commit to meet no less than once per quarter through the Term of this Order Form for regular strategy, planning and status meetings and also agree to attend regularly-scheduled Steering Committee meetings, Board presentations and any required dispute resolution meetings.

For DemandTec: [***]

For Customer: [***]

The parties may, from time to time, change their designated Executive Sponsor by providing the other party with prompt written notice thereof; provided that the replacement holds a commensurate position of responsibility within the respective company.

(c)	Steering Committee — DemandTec and Customer shall establish and maintain a committee [***] (the “Steering Committee”). The Executive Sponsors are responsible for naming their respective members of the Steering Committee. At a minimum, DemandTec’s Steering Committee members will include the following personnel: the then-current Executive Sponsor (or his or her designee) and the DemandTec Project Manager, and Customer’s Steering Committee members will include the then-current Executive Sponsor (or his or her designee) and the Customer Project Manager. DemandTec and Customer shall each identify one member of the Steering Committee as its team leader. The team leader will be responsible for coordinating meetings, developing agendas, and other Steering Committee activities, as required. Each member of the Steering Committee shall serve at the pleasure of the party that appointed him or her. The Steering Committee shall meet at least quarterly, unless otherwise mutually agreed by the parties. All issues will be described in a standard document that will be distributed to the Steering Committee members prior to each meeting. Any outcome, statement, directive or decision and all work product associated therewith shall be treated confidentially in accordance with the Master Agreement. [***]. If DemandTec ceases during the Term hereof to be a reporting company under applicable SEC regulations for any reason, it shall nonetheless provide to Customer [***].

(d)	Governing Board — The parties also shall establish and maintain a committee of senior management personnel that will meet one to two times per year for the purpose of approving plans, providing direction, removing roadblocks and adjusting resources, as needed.

(e)	Issue and Risk Management Process; Escalation — During the Term, the parties may identify issues and potential risks in connection with the Project and/or the provision of services hereunder that require resolution and escalation. On a periodic basis, the Customer and DemandTec Project Managers will hold an issue and risk management meeting for the team members to coordinate or escalate the issue. During the issue and risk management meeting the Customer and DemandTec Project Managers will review issues for resolution and will perform the following: (i) confirm the issue is appropriately documented; (ii) assign the issue to the proper team or individual, who will investigate, document and develop recommended solutions; and (iii) prioritize the issue and assign the date on which the appropriate team or individual will respond in a subsequent issue management meeting. Escalations to the following three levels of management (or someone with equivalent functions) will occur if resolution expectations are not met:

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TGT 1006 SO 004

Escalation Level	Customer Representative	DemandTec Representative
1	[***]	[***]
2	[***]	[***]
3	[***]	[***]
4.	Resources.
(a)	DemandTec will use all commercially reasonable efforts to mobilize and commit the resources required to manage and execute on the Project, including as it relates to the collaborative design, development, testing and deployment of future functionality. Without limiting the generality of the foregoing, DemandTec shall reassign to the Project and/or hire all necessary science, product, engineering and services resources in order to perform its obligations hereunder and, in particular, as set forth on Exhibit C and Exhibit D. DemandTec employees and subcontractors shall remain employees of DemandTec and/or of the subcontractor at all times and shall not be deemed employees of Customer for any purpose. DemandTec and its subcontractors shall have sole responsibility for all salaries, wages and benefits of DemandTec employees and subcontractors.

(b)	In order effectively to [***] with DemandTec, Customer shall dedicate [***] full-time resources to act as business analysts, product managers, etc. to, among other things, assist to define the business use cases for [***] and certain other DemandTec software products [***] and generally to interface with the DemandTec product development and engineering teams.

(c)	Each party shall furnish space in its facilities for the other party as reasonably determined to be suitable to perform services related to this Order Form. Each party shall: (a) use any such provided spaces in the other party’s facilities for the sole purpose of performing services and administrative functions relating to this Order Form, and (ii) comply with all policies and procedures governing access to and use of the facilities. Each party shall provide its facilities and access to normal office resources (e.g., fax, telephone and copier access) at no charge to the other party. Each party shall remain responsible for the actions of its personnel at the facilities of the other and for any required personal computers and peripherals, long distance charges and all other expenses incurred by its personnel on-site at the other party’s facilities.
5.	Professional Services and Training. To facilitate Customer’s use of the Included Software Services, DemandTec shall provide the Professional Services and training described in Exhibit D (the “Included Professional Services”) at no additional charge to Customer, in accordance with the terms and subject to the conditions and assumptions contained in such Exhibit. DemandTec represents that the Included Professional Services are sufficient, in DemandTec’s good faith belief, for it to accomplish each of its implementation obligations in accordance with the [***]; provided that Customer performs its obligations hereunder and in Exhibit C related to each such DemandTec obligation and subject to the accuracy of the assumptions outlined in Exhibit D.

6.	Analytical Services. In light of the strategic and unique nature of this relationship, included in the Annual Fee is [***]) to deliver and/or provide analysis and consulting around any retail Analytical Insights & Solutions (“AIS” or “Analytical Services”) that DemandTec makes generally available to retail customers during the Term hereof. If Customer requests Analytical Services that require more than [***] to deliver, DemandTec shall provide an estimate to Customer in advance and such additional Analytical Services shall only be provided after Customer has agreed in writing to the estimated fees. Without limiting the generality of the foregoing, the following AIS will be provided for the scope and function and on the cadence set forth below:
•	Base Price Performance analysis (“BPP”, formerly Advanced MDA) — BPP reports benefits due to pricing activity at the product category and demand group levels as well as allowing users to explore historical sales, prices, and costs at the item level. BPP shall continue to be delivered on a monthly basis for all then-modeled product categories.

•	Image Item Analysis — The DemandTec Image Item Analysis helps retailers better understand how its customers respond to changes in price in the context of the many important tradeoffs between volume, revenue, image and profit. The Image Item Analysis provides retailers with a perspective on which items matter most (and least) for shaping price perception. The Image Item Analysis shall be delivered on a quarterly basis for all then-modeled product categories.

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TGT 1006 SO 004
7.	Future DemandTec Product Release Process. In consideration for the [***] to be provided by Customer [***], upon Customer’s request, [***]. The objective is to allow Customer to be able to test any new enhancements delivered in such release, to develop and/or augment its training materials, and to begin training users (if necessary) prior to the general availability release date.

8.	[***]

9.	Shopper Insight-on-DemandTec; Implementation and Revenue Sharing. An important aspect of this [***] includes Customer’s implementation of the Shopper-Insight-on-DemandTec software service, a collection of dashboards and reports that deliver these shopper and segmentation insights in an intuitive, interactive format that allows merchants and marketing professionals quickly to assess their business, identify trends in sales and customer behavior, and develop the right strategy to maximize their business potential (with such reports collectively referred to as “Shopper Insights” or, as will be branded for Customer, “Guest Insights”). Customer grants to DemandTec a limited, non-exclusive license, during the Term, to use, copy, store, record, transmit, maintain, display, view, print, or otherwise use Customer Data solely to the extent necessary to provide Guest Insights to Customer’s CP trading partners who have purchased Shopper Insights-on-DemandTec (as contemplated by this section) and subject to the confidentiality provisions of the Master Agreement.
(a)	To this end, Customer agrees to provide resources to accelerate the roll-out and implementation of the Shopper-Insight-on-DemandTec software service, with a commitment to meet Customer’s obligations to use commercially reasonable efforts to meet the timelines set forth in [***] Exhibit C. [***]

(b)	The fees to be charged to Customer’s CP trading partners for Guest Insights shall be as mutually agreed by the parties (the “Unreduced Fee”), with the current plan being to sell [***]. The parties agree to share the Net Software Fees received from the sale of Guest Insights to Customer’s CP trading partners as follows:
(i)	Net Software Fees received during the Initial Service Term — [***]% Customer and [***]% DemandTec

(ii)	Net Software Fees received after the Initial Service Term — [***]% Customer and [***]% DemandTec
[***]

For purposes hereof, the term “Net Software Fee” means the total fees received from Customer’s CP trading partners for the right to receive access to the Guest Insights generated by the DemandTec software services, net of unrecoverable sales, use, withholding or other taxes, but prior to any reduction in payments due to income taxes which may be imposed by a government authority. DemandTec agrees to use commercially reasonable efforts to collect fees due in accordance with this Section 9 from Customer’s CP trading partners. DemandTec will pay Customer’s portion of the Net Software Fees to Customer within 30 days of DemandTec’s receipt of payment of the fees.

(c)	It is understood that either party may separately offer manually-delivered insights and strategic analysis and/or consulting services to Customer’s CP trading partners that subscribe to the Guest Insights in order to assist those companies to understand and apply the Guest Insights in their businesses. [***]

(d)	Customer agrees that in marketing and selling the Guest Insights to its CP trading partners it will clearly and conspicuously attribute the source of the insights or other reports by displaying any attributions that are included within the reports and, if not included within the reports, a “powered by DemandTec” attribution within the display.

10.	Program Period. [***] The functionality [***] represents new functionality that is separate and unique from the DemandTec price, promotion and markdown software applications that are part of the Currently Included Software

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TGT 1006 SO 004
Services. As consideration for Customer’s entering into this Order Form, DemandTec is granting Customer certain custom access rights as it relates to [***].

In consideration for the [***] support around the development of [***], for the longer of (a) the Initial Service Term, or (b) [***] from the [***] Material Availability Date (the “Program Period”), DemandTec agrees that it shall not, without Customer’s consent, sell, license or otherwise provide to [***] (the “Specified Companies”) (x) the [***] or (y) [***].

For purposes hereof, the [***] Material Availability Date shall mean the date on which DemandTec can demonstrate that [***] is Materially Available (as defined below). For purpose hereof, [***] will be considered to be “Materially Available” when DemandTec has made generally available in its production environment (i.e., after completion of DemandTec’s equivalent of beta testing) a software service that [***]. It is understood that the [***] functionality will be developed in phases over time and that [***] does not need to include all contemplated features [***] in order to be considered to be Materially Available. The inclusion of a material portion of the following functionality would be evidence that [***] has been made Materially Available:

[***]

Active implementation and use of [***] by Customer is not required in order for the software service to be considered Materially Available, but it would be evidence thereof.

When DemandTec determines that it has achieved the [***] Material Availability Date, it shall provide Customer with written notice to this effect. Customer shall have a period of [***] from its receipt of written notice from DemandTec within which to dispute that the software service is Materially Available by providing DemandTec with written notice thereof. Any such notice shall set forth with specificity all perceived non-conformities and why Customer believes the [***] Material Availability Date has not been achieved. If the parties are unable to resolve any such dispute in good faith this shall be escalated to the Steering Committee for discussion and resolution. The [***] Availability Date shall be deemed to have been achieved (a) if a notice of dispute is not received by DemandTec before the expiration of the review period, (b) earlier, upon DemandTec’s receipt of Customer’s written acknowledgement that the software service is Materially Available, or (c) upon final resolution by the Steering Committee.

For the avoidance of doubt, [***]

(a)	[***]

(b)	If Customer materially breaches its obligations contained in this Order Form and fails to cure such breach within sixty (60) days of notice from DemandTec of such breach, then DemandTec may, in addition to any other remedies available to it, terminate the Program Period obligations set forth in Section 10, but otherwise maintain the Order Form in full force and effect.
11.	Marketing Commitment. Customer agrees to undertake the joint marketing activities listed in Exhibit E-1.

12.	Renewal Rights; Termination. Following the Initial Service Term, Customer may renew this Agreement on the terms hereof for additional [***] terms (each a “Renewal Term”) by providing DemandTec with written notice of such election at least [***] prior to the expiration of the then-current term. In the event that Customer exercises this option, the Annual Fee for the initial Renewal Term shall be no more than [***]). For any subsequent Renewal Term, the Annual Fee shall [***]. The term “Term” shall mean the Initial Service Term, as extended by any Renewal Terms.

In addition to any termination rights set forth in the Master Agreement, Customer shall have the right to terminate this Order Form effective on either the [***] of the Order Effective Date with or without cause, for any reason or no reason

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whatsoever, by providing at least [***] advance written notice to DemandTec. Customer shall also have the right to terminate this Order Form pursuant to Section 14 below upon a Change of Control (as defined below) by providing DemandTec with written notice to be received no more than [***] following Customer’s becoming aware of the Change of Control.

Upon any termination of this Order Form, the parties shall be relieved of their obligations under this Order Form (including Customer’s obligation to pay the Annual Fees related to future years), except for any obligations to make payments for amounts that became due prior to the effective date of termination or that relate to services performed prior to the effective date of termination and any obligations under Sections 13, 14 (to the extent such obligations were triggered prior to termination) and 15 below. In addition, Customer shall be entitled to receive a refund of any remaining portion of the Credit that otherwise would have served to off-set the Annual Fee in the years (including any pro-rated amount related to a partial year) following termination (for example, [***] if termination is effective [***] and [***] if termination is effective [***]). If Customer rightfully terminates this Order Form in accordance with the terms hereof or the terms of the Master Agreement Customer also shall be entitled to a prorated refund of the pre-paid Annual Fee paid for the year in which the termination occurs based on the number of unused days following termination. Except as expressly set forth above, Customer shall not be entitled to a refund of any other fees previously paid to DemandTec. In addition, within [***] of the effective date of termination, Customer shall pay to DemandTec any fees that are still due for services previously rendered by DemandTec to the extent the parties had entered into one or more Change Orders or Statements of Work augmenting Exhibit D or Customer had agreed to purchase additional Analytical Services in accordance with Section 6 hereof.
13.	[***]†.

14.	Change of Control. [***]‡

15.	Intellectual Property Rights.
(a)	The parties acknowledge and agree that each owns, retains and protects intellectual property it has developed (whether itself or by a third party as a “work for hire”) prior to, or will continue to develop subsequent to, the Order Effective Date and that no party forfeits or loses its intellectual property rights by virtue of the disclosures or contributions either makes to the features and functions contained in any new enhancements. Without limiting the generality of the foregoing, the parties acknowledge and agree that DemandTec shall own all DemandTec IP (as defined in the Master Agreement) and Customer shall own all Customer Data (as defined in the Master Agreement).

(b)	The parties further acknowledge and agree that, although the parties will [***] in connection with certain future enhancements to the DemandTec products and services, it is understood that DemandTec intends to develop, productize and commercially market all new enhancements and any new products, [***], to other customers, and, [***]; provided DemandTec complies with all applicable confidentiality obligations contained in the Master Agreement. For purposes of the grant to DemandTec in the foregoing sentence, Customer’s intellectual property rights shall mean any intellectual property first created, solely or jointly, by Customer pursuant to the [***] activities under this Order Form. Except as set forth in Section 10 (Program Period), nothing in this Order Form will be deemed to (i) limit or restrict DemandTec from productizing any ideas that are [***] developed under this Order Form or from providing any enhancements [***] to other parties for any purpose, or (ii) in any way affect the rights Demand Tec grants or has granted to such other parties in and to its current or future products and services; provided DemandTec complies with all applicable confidentiality obligations contained in the Master Agreement.

(c)	Similarly, although [***] design and develop certain enhancements, nothing herein will be deemed to limit or restrict Customer from continuing to create, develop, extend, modify and enhance its ideas, concepts, knowledge, procedures, marketing and customer-targeted promotion planning strategies and its other proprietary information related to its retail promotions business for the benefit of its customers; provided Customer complies with all applicable confidentiality obligations contained in the Master Agreement.

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†	2 PAGES HAVE BEEN OMITTED.

‡	2 PAGES HAVE BEEN OMITTED.

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16.	Corporate Authority; No Conflicts. Each party represents and warrants that it has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Order Form and to carry out its obligations hereunder. The execution and performance of its obligations hereunder do not conflict with or constitute a breach under any contract, instrument or understanding to which such party or any of its affiliates are bound.

17.	Taxes. Customer shall pay all sales, use, value-added or similar taxes levied on the services or products delivered under this Order Form other than taxes based on DemandTec’s income (collectively “Taxes”). Customer shall reimburse DemandTec for any Taxes paid or accrued directly by DemandTec, but shall at all times be entitled to any refunds of such taxes that may be paid by any taxing authority to DemandTec. Without limiting the generality of the foregoing, DemandTec believes that the services provided hereunder may be subject to Minnesota state sales taxes, in which case Customer accepts responsibility to remit to DemandTec the sales taxes in addition to the Annual Fee, unless Customer provides a reasonably justifiable basis as to why DemandTec should not charge sales tax such as an exemption certificate, a notice of sell filing, etc.
ATTACHMENTS:

Exhibit A:	[***]
Exhibit B:	Description of Functionality of Current Included Software Services [***]
Exhibit C:	[***]
Exhibit D:	Description of Included Professional Services
Exhibit E:	Marketing and Publicity Commitments
Exhibit E-1:	Approved Form of Press Release
Exhibit F:	Customer Contact Sheet
ACKNOWLEDGED AND AGREED:

DemandTec, Inc.		Target Corporation

By:	/s/ Dan Fishback	By:	/s/ Kathy Tesija

Name:	Dan Fishback	Name:	Kathy Tesija

Title:	CEO	Title:	EVP, Merchandising

Date:	6/15/10	Date:	June 14, 2010

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Exhibit A
[***]

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Exhibit B
DESCRIPTION OF FUNCTIONALITY OF INCLUDED SOFTWARE SERVICES
(Current service names are identified below, but subject to change)
Everyday Price Optimization
DemandTec Everyday Price Optimization enables retailers to create and run optimization scenarios in which they define strategic objectives such as increased revenues, profits and/or sales volume and optimize prices to best achieve these objectives.
Promotion Planning & Management
Promotion Planning & Management enables retailers to establish a single repository for all their information and content about promotional offers and events, greatly improving visibility and accountability, reduce costly errors, and increase consistency across media channels.
Promotion Optimization
DemandTec Promotion Optimization enables retailers to plan and implement promotional strategies by determining the best discounted price for any item or promoted item group and the best use of merchandising support such as ads and displays based on the underlying consumer demand models within the DemandTec Platform.
Promotion Execution
DemandTec Promotion Execution enables retailers to execute on the promotions built in Promotion Planning & Management and optimized with Promotion Optimization.
Assortment Optimization
DemandTec Assortment Optimization enables retailers to determine which items should be stocked, by store or store cluster, based on the customers that shop at each store, the competitive environment and a quantified understanding of whether an item is merely duplicative or truly provides incremental sales to the product category.
Markdown Optimization
DemandTec Markdown Optimization enables retailers to design optimal plans that set markdown timing and depth to maximize profitability or meet inventory on-hand objectives for every clearance item in every store.
Deal Management
DemandTec Deal Management enables retailers to automate and streamline the presentation, negotiation and reconciliation of trade promotions they receive from their CP trading partners in a secure, web-based environment.
Shopper Insight-on-DemandTec
Shopper Insights-on-DemandTec leverages transaction-level data to deliver analytical insights into baskets, shopper segment performance, and product-specific performances.
[***]

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Exhibit C
[***]

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Exhibit D
DESCRIPTION OF INCLUDED PROFESSIONAL SERVICES
The professional services and training (collectively, the “Professional Services”) outlined in this Exhibit will be provided in accordance with the terms and subject to the conditions contained in that certain Amended and Restated Master Agreement dated June 14, 2010 (the “Master Agreement”), including the warranties, disclaimers and limitations on liability set forth therein. Capitalized terms used in this Exhibit and not otherwise defined shall have the meanings ascribed to them in the Master Agreement or, as the case may be, in the Order Form to which this Exhibit is attached [Reference # TGT 1006 SO 004] (the “Order Form”). In the event of a discrepancy between the terms of the Master Agreement or the Order Form and this Exhibit, this Exhibit shall prevail.
I. Scope of Project
During the Term, DemandTec will provide the Professional Services outlined herein in connection with the implementation of the Current Included Software Services (the “Implementation Project”).
Prior to the Order Effective Date, the parties have undertaken one or more initial scoping/planning exercises to discuss Customer’s internal systems plans and its development and implementation priorities in the context of DemandTec’s current product roadmap, other development commitments and resource constraints. The outcome of these initial planning exercises was [***] Exhibit B. As soon as practicable following the Effective Date, the parties will develop a more detailed plan for [***] and the various other factors and contingencies that could affect the timing and scope of the Project (the “Implementation Plan”). Both parties anticipate that there may be changes to the Implementation Plan as the pace of the development is better understood and once Customer has a better understanding of its business objectives and critical timelines for the roll-out. As such, the Implementation Plan may be adjusted upon written agreement of the parties over the course of the Project.
It understood that DemandTec may make use of sub-contractor resources from third parties in providing Professional Services, subject to Customer’s prior approval.
II. Description of Professional Services
A. Project Management
DemandTec will assign a Project Manager (likely the DemandTec Professional Services Director) to coordinate DemandTec’s Project activities with the corresponding Customer Project Manager and users. This will include management of the Project to adhere as much as possible to the Implementation Plan, meeting with Customer to discuss modifications to the Implementation Plan, management of overall Project scope, resource assignment, following-up on enhancement requests and support tickets, maintaining the business case, participating in regular status meetings, quarterly Steering Committee meetings and annual executive reviews, participating in ad hoc strategic usage coaching and generally managing the quality and timeliness of all DemandTec responsibilities.
B. Data Feed and Platform Management
DemandTec Technical Services experts will work with Customer to obtain an updated feed [***] for each particular software service that is being implemented. DemandTec will receive and load Customer Data on a weekly basis and maintain the data translation interface using standard tools that will enable the rapid transformation of Customer Data into the standard DemandTec format in order to enable the software services to be utilized by Customer.
This work is largely automated through the DemandTec Platform™ so that there are no costs associated with the transmission of Customer Data to DemandTec unless Customer modifies the format of Customer Data, requests transmission of files back to Customer in a different format or requests that DemandTec modify data maps and automation scripts to take advantage of new data in one or more Included Software Services, at which point there could be additional fees required for this work. If

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DemandTec initiates changes, however, any work required to modify the internal DemandTec inbound or outbound data interfaces is included in the fixed Annual Fee.
C. Data Validation
DemandTec will perform its standard data validation for all modeled product categories. Data validation consists of automated jobs running and checking Customer Data for potential errors, anomalies, etc. Examples of data checks include looking for duplicate records, missing records, incorrect formats, unexpectedly low values, etc. If data issues are found, alerts are automatically sent to the appropriate DemandTec personnel who check Customer Data and either escalate the issue or accept Customer Data as is. The fixed Annual Fee also assumes a level of manual data cleansing work commensurate with DemandTec’s experiences to date working with Customer’s data.
D. Modeling Services
1.	Modeling Process. DemandTec will provide its standard econometric modeling services for each product category in accordance with the Implementation Plan, which services include creating modeling datasets, estimating models, assessing model quality, and troubleshooting models as needed. Demand coefficients will be calculated and provided for use with the Included Software Services generally in accordance with the agreed-upon schedule in the Implementation Plan, as this may be modified over time by the parties. The following process is anticipated for the rollout of each group of Product Categories:
•	All Product Categories will be modeled using the latest generally available DemandTec Platform™

•	DemandTec statisticians will review and approve the accuracy of the models for each product category

•	Following the completion of modeling of a product category, the specific demand coefficients at the Store-Item level will be loaded into the DemandTec Platform™
2.	Modeling Frequency. Each new product category for the Included Software Services will be modeled initially and then subsequently remodeled on a reasonable cadence based on the dynamics of the category as reasonably assessed by DemandTec. To this end, for the price, promotion and assortment software services, DemandTec will update model coefficients as indicated, which for the average category typically is two to three times per year. The cumulative number of models and subsequent remodels will steadily grow until the point in time where all categories within scope are under management. In order to make this process manageable for both DemandTec and Customer, DemandTec will look for ways to streamline the model estimation and release processes without compromising the quality of the deliverables.

In the case of a data restatement, DemandTec will work with Customer to determine whether a reload of the restated historical data and a remodel of the affected product categories is warranted, which may require additional fees to be agreed upon at that time.

3.	[***].
E. Basic Implementation Services
DemandTec shall perform a standard amount of on-site consulting to assist Customer with the implementation of each Included Software Service, including category-by-category support in the initial implementation process, assistance with data setup, demand group formation and other data enhancement, consulting around category strategy and rule definition, hands-on assistance with optimization, forecasting, and ad-hoc analyses, and transfer of general pricing expertise and know-how. This includes providing assistance to find the best utilization of each Included Software Service to meet Customer’s business requirements. It is understood that DemandTec’s hands-on work generally is limited to assisting with a handful of initial waves of product categories for each Included Software Service, with the objective being to make Customer self-sufficient in the use of each software service as soon as reasonably possible. In all cases, Customer is responsible for determining the strategy and rules to be used with the implementation of each of the Included Software Services, with the DemandTec Project team providing assistance.

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F. Project Team and End-User Training
The following ongoing training is included as part of the Professional Services for no additional fee above the fixed Annual Fee:
•	Regular re-occurring quarterly training to be provided by one DemandTec Trainer for up to [***] at a time, [***], with curriculum to be as agreed based on Customer’s then-current needs; provided that if Customer instead requests follow-up training for new hires on each new Included Software Service, which could require one day of a DemandTec Trainer’s time per quarter after the completion of initial training, then the re-occurring quarterly training shall only be for up to [***] at a time

•	[***] of focused training on each new Included Software Service to be provided by one DemandTec Trainer, with the timing of such training to sync with the roll-out of the various Included Software Services as provided in the Implementation Plan

•	Support and maintenance of the DemandTec EDU database that is used to facilitate training events
Individual training courses in the DemandTec facility are limited to [***] participants at one time. Advance notice is required to schedule formal DemandTec training courses. For any training away from the DemandTec facility, Customer is responsible for providing necessary facilities and equipment and for paying reasonable travel related expenses for the DemandTec Trainer. Each participant in initial training courses will receive a then-current participant training guide to support learning retention during and following the scheduled training events. Materials used in training and certification can also be provided to Customer in electronic format upon request. Materials are confidential and shall not be altered without DemandTec’s prior written consent.
In addition, DemandTec Implementation Managers and/or Business Analysts assigned to the Project will be available to assist Customer with onsite training relating to the use of the Included Software Services, to act as subject matter experts and to provide refresher courses from time to time as reasonably agreed.
III. DemandTec Resources; Roles and Responsibilities
Subject to the limitations outlined herein and the accuracy of the assumptions contained herein, DemandTec will dedicate an appropriate number of Professional Services resources to fulfill the responsibilities outlined in the Implementation Plan. Key positions and responsibilities are outlined below.
A. Account Sales Director
One Sales Director has overall responsibility and accountability for the business relationship between Customer and DemandTec. His/her responsibility is to be the “point person”, which includes coordinating DemandTec resources across departments, centralizing all current and future marketing activities between DemandTec and Customer, and serving as the source for all pricing proposals for current and future products and services.
B. Implementation Consulting Services
1. Professional Services Director
The Professional Services Director has overall accountability for a successful implementation. His/her responsibility is to be the point person for all Professional Services to be provided and for managing project scope and resource allocation. Directors work across multiple customer projects in parallel and, thus, perform services both remotely as well as on-site at the customer’s premises. Specific responsibilities in the context of this Project include:
•	Act as overall sponsor of the services relationship between senior Customer personnel and the DemandTec staff; ensuring complete Customer satisfaction and reference-ability (likely serving as Project Manager)

•	Share best practices with Customer in an effort to ensure the maximum value of the DemandTec software services is fully achieved

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•	Responsible for delivering on all commitments outlined in the Implementation Plan by the specified deadlines

•	Manage multiple internal implementation teams across the different Included Software Services throughout the process

•	Coordinate with partner resources where necessary to ensure timely delivery

•	[***]

•	Work with Customer to embed the Included Software Services into Customer’s existing business operations; recommend changes to Customers organizational structure and processes, as necessary

•	Provide ongoing Customer support on use of the Included Software Services
2. Implementation Manager
Implementation Managers manage the roll-out of the DemandTec software services, with the goal being to deliver a high-quality implementation for the customer. He/she will lead business requirements sessions and coordinate the efforts of the Technical Integration, Modeling Services, Production Support, and Business Analysis groups. Implementation Managers largely work on-site at the customer’s premises. DemandTec Implementation Managers possess a balance of strong analytical problem solving, retail experience, business and technical acumen, and strong project management skills. Specific responsibilities in the context of this Project include:
•	Develop with Customer and execute the Implementation Plan, striving to meet all deliverables and deadlines

•	Manage planning, data integration, configuration, training and delivery processes

•	Provide weekly status reports to Customer and internally to DemandTec

•	Maintain a log of Project issues and risks with the goal being to ensure they are resolved in a timely manner; escalate issues as needed

•	Manage Project budget

•	Provide Customer with key strategic insights from DemandTec software services

•	Own Customer relationship with the goal being to ensure complete Customer satisfaction

•	Manage a multi-functional internal and, if any, sub-contractor implementation team throughout the process

•	Present to and interact with Customer’s senior and middle-management executives

•	Provide training to key Customer stakeholders; tailor training to meet Customer needs

•	Outline impact on business and assist with any necessary business changes

•	Provide ongoing Customer support on use of the Included Software Services

•	Facilitate required transfer of data and information between Customer and DemandTec

•	Function as the primary point of contact between Customer personnel and DemandTec services staff
3. Business Analyst
[***] Business Analysts assist in implementing the DemandTec software services in accordance with an agreed project plan. Business Analysts largely work on-site at the customer’s premises. Specific responsibilities in the context of this Project include:
•	Provide key category-by-category support in the implementation process, including data setup, demand group formation and other data enhancement, category strategy and rule definition, optimization, forecasting, and conduct ad-hoc analyses

•	Work with the buyers to articulate category strategies and rules effectively for use in the Included Software Services

•	Provide on-the-job training to Customer’s team

•	Contribute to the weekly status reporting, highlighting issues, risks and possible solutions

•	Advise on the proper creation of Demand Group structure compatible with DemandTec science

•	Run QA checks on all completed product data prior to updating the DemandTec system

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4. Technical Consultant
[***] Technical Consultants manage the technical configuration and set up of certain DemandTec software services. This work is performed in the DemandTec facility and on-site, as required. Specific responsibilities in the context of this Project include:
•	Participate in data and process definition sessions

•	Recommend configuration choices based on retailer needs

•	Set up and configure DemandTec software services to reflect retailer business needs

•	Work to ensure that set up and configuration meet the needs of Customer’s business

•	Serve as DemandTec point for all technical installation issues

•	Discover, investigate, and resolve/escalate data anomalies and develop recommendations to correct any such data anomalies, as needed

•	When Customer upgrades its DemandTec software services, the Technical Consultant assists with planning and executing the upgrade
C. Data Integration and Modeling Services
1. Modeling Services Manager
A Modeling Services Manager provides ownership of DemandTec’s Modeling Services for all categories involved in a customer’s project. This work is performed in the DemandTec facility. Specific responsibilities in the context of this Project include:
•	Manage the connection between the data enhancement and modeling processes, supervising Statisticians

•	Allocate Modeling resources to perform analytical work

•	Troubleshoot any data or process issues encountered during the modeling process

•	Work with Statisticians to develop any required ad-hoc analyses

•	Track and report on modeling status to internal and Customer teams

•	Work with Customer to fully understand and scope out any necessary ad-hoc analysis
2. Statistician
DemandTec Statisticians run the models and undertakes additional analyses and reviews aimed at ensuring that initial models and updated models generated by DemandTec meet DemandTec’s standards for model fit. This work is performed remotely. Specific responsibilities in the context of this Project include:
•	Set up modeling templates with Customer- and category-specific values

•	Perform ad-hoc data transformations prior to modeling, when necessary

•	Submit and monitor modeling jobs

•	Review results of data integrity checks in first stage of modeling, working with Tech Integration and Implementation team to resolve any issues

•	Assess model fit and resulting forecast accuracy and conduct diagnostic analyses when required

•	Track status of all categories as they move through the model, remodel and/or recalibration processes

•	Conduct ad-hoc analyses on modeling data and post-implementation results per internal and Customer requests
3. Technology Integration Lead
A Technology Integration Lead manages the data integration process in the DemandTec customer projects, with the goal being to ensure a successful integration between the customer’s IT systems and the DemandTecPlatform™ / software services. This work is largely performed remotely. Specific responsibilities in the context of this Project include:

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•	Conduct data discovery process, communicating DemandTec’s requirements for inbound data and developing key insights into Customer’s IT systems and business processes

•	Serve as DemandTec point for all outbound and inbound interface development

•	Build, test, and deploy data conversion scripts as needed

•	Discover, investigate, and resolve/escalate data anomalies; develop recommendations to correct data anomalies as needed

•	Verify the accuracy of regular transmission of retailer’s data files and DemandTec final prices

•	Troubleshoot any data transfer problems, including hardware, security, firewall, and network issues

•	Design, build, test, and deploy any [***] functionality required by the retailer; coordinate with DemandTec Product Management and Engineering on how to roll the [***] functionality into DemandTec’s software services if needed

•	In the event Customer upgrades their internal IT systems, the Technology Integration Lead will assist with planning and executing the internal IT systems upgrade as it relates to DemandTec-specific interfaces
D. Trainers
DemandTec Trainers are responsible for the development and delivery of training curriculum to suit our customers’ needs. Training can be provided in the DemandTec facility or on-site (see Section II(F). Specific responsibilities in the context of this Project include:
•	Understand Customer’s audience and workflow to develop unique educational requirements

•	Reasonably tailor curriculum to Customer’s unique educational requirements

•	Build, test and deploy Education database

•	Produce curriculum agendas and tailored training materials

•	Facilitate tailored training curriculum

•	Ensure long-term concept retention; facilitate “follow-up” training sessions as necessary

•	Ensure release notes are developed; facilitate new release training sessions if new functionality dictates a new workflow
IV. Key Assumptions
The resource estimates that supported the calculation of the Annual Fee and the determination of the roll-out timing included in the Implementation Plan were developed on the basis of the assumptions listed below:
A. General
•	Customer will assign [***] full-time resources to program management
•	Customer or its third party consulting partner will conduct all process work
•	Customer or its third party consulting partner will perform the majority of the change management effort that is necessary for a successful implementation
•	Customer staff is responsible for business process mapping and design, although they will be supported by DemandTec consultants (provided in accordance with Section III above), as needed
•	Customer will define the business strategies and merchandising rules for using the Included Software Services with the included product categories
•	Customer will provide sufficient and qualified resources for training and certification in use of each Included Software Service. These resources will be the primary users of the software services, with DemandTec focused upon helping Customer become “self-sufficient”.
•	DemandTec will create, in conjunction with Customer, the overall Project timeline in accordance with Section 1 of the Order Form
•	Customer will minimize (or own) re-work or re-optimization activities generated by changes in strategy or organization re-alignment activities
•	DemandTec will manage its internal processes and timelines to support Customer’s initiatives
•	The actual timing and scope of the roll-outs of the different Included Software Services will not be materially faster or broader than the initial timing and scope estimated in the initial [***] attached to the Order Form unless otherwise mutually agreed by the Steering Committee

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•	The Professional Services outlined herein do not include any services in connection with providing DemandTec Analytical Insights & Solutions or performing any consulting to explain and/or help Customer understand such AIS, as this is being handled by a separate dedicated resource as provided in the Order Form

•	Pursuant to the Order Form, Customer will receive DemandTec’s Base Price Performance analysis (“BPP”, formerly Advanced MDA) on a quarterly basis. As such, limited time has been included in the Professional Services contemplated hereunder for benefits measurement analysis. If Customer requires any significant assistance in understanding the results of the BPP, then additional fees may be required.

•	Implementation Consulting Services required to implement any Future Included Software Services other than [***] are not contemplated under this Exhibit, as it currently is impossible to estimate the services that might be required to roll-out any such to-be-developed software service
B. Resources
•	During the five-year Initial Service Term, DemandTec will provide an average of [***] resources engaged in Implementation Consulting Services to assist in the roll-out of the various Included Software Services in accordance with the agreed Implementation Plan
•	More Implementation Consulting resources will be required in the first [***] of the Initial Service Term than during the final [***] of the Initial Service Term, with the average number of Implementation Resources required in any Renewal Term being [***]
•	The implementations of the different Included Software Services shall be paced so as to ensure that at no time will DemandTec have more than [***] Implementation and Consulting resources actively engaged in an implementation
•	Regular DemandTec on-site Implementation and Consulting services tend to be provided only through a limited number of months of the roll-out of each Included Software Service (enough to provide active assistance for approximately [***] of each roll-out). After that, we expect Customer’s team will be trained and independent so that a continuous DemandTec on-site presence will no longer be required for that particular software service.
•	DemandTec resources will work both on Customer’s premises and remotely
•	DemandTec’s on-site consultants generally work Monday through Thursday at Customer’s offices and Friday from their home office
C. Data Integration and Modeling
•	Inbound data feeds to DemandTec will match the format and layout defined in the DemandTec Data Requirements Document, except where otherwise agreed by Customer and DemandTec
•	Data integrity is essential to generating high quality demand models. Significant data outages or accuracy concerns could require optional T&M professional services
•	Customer will produce high quality data files to match DemandTec’s format as specified in DemandTec’s Data Requirements Document. Any data quality issues will adversely impact the implementation timeline.
•	DemandTec has various processes to detect and even correct some data quality issues. DemandTec expects Customer support for ensuring the information provided is correct and resolving any issues at the source. It is important that Customer provide resources to address any data issues in a timely manner.
•	Except where otherwise agreed by Customer and DemandTec, no customization of the existing price export and import functionality provided by DemandTecOpenLink™ will be required. Any unique error checking or price conflict resolution required for Inbound DemandTec Price files from DemandTec to Customer will be written and implemented by Customer.
•	Customer or its third party consulting partner will continue to perform all data enhancement work as Customer currently is doing for its existing implementations of DemandTec software services
•	Modeling will be performed in accordance with the process, on the cadence and at the level of granularity set forth in Section II(D)
D. Training
•	DemandTec will employ a train-the-trainer approach; Customer will manage training its end users
•	Customer will manage the adoption by its organization of these new capabilities

[***] =	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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•	To the greatest extent possible, at least [***] advance notice will be given by Customer in order to schedule training sessions appropriately
E. Implementation of Specific Included Software Services
1. Assortment Optimization
•	DemandTec will provide active Implementation Consulting Services to support users for the first three (3) waves and of the roll-out and the first wave each time when adding a new division

•	DemandTec will lead the knowledge transfer to [***] users

•	No more than [***] product categories would be added to the set of included categories in a given [***] period

•	In this regard, candidate categories for implementation in Assortment Optimization should be chosen from the set of categories that are deemed successfully managed under Price or Promotion Optimization or, [***]

•	Customer resources will manage the overall project, including the creation of timelines and coordination of internal resources

•	Financial benefits will be solely measured by Customer

•	Customer will provide its own Consumer Decision Trees (CDTs) for the included product categories

•	Customer or its third party consulting partner will perform the analytical and consulting services required to identify and determine Customer’s shopper segments
2. Shopper Insights
•	[***]

•	DemandTec’s implementation services will focus on transferring knowledge to Customer users

•	DemandTec will employ a train-the-trainer approach

•	Following completion of initial implementation, DemandTec will provide active on-site support for [***] each time new shopper insights b are released through the software service

•	Customer resources will manage the overall project including the creation of timelines and coordination of internal resources

•	Professional Services contemplated hereunder do not include consulting services to be provided to Customer’s CP trading partners in connection with their purchase of Guest Insights
3. [***]
4. Promotion Planning & Management / Promotion Execution (formerly AME)
•	[***]

•	DemandTec will focus on transferring knowledge to Customer users and employ a “train the trainer” approach.

•	Customer will own the change management effort that is necessary for a successful implementation. DemandTec will provide best practice recommendations to assist with this effort.

•	Customer is responsible for business process mapping and design. DemandTec consultants will support Customer as needed.

•	[***]
5. Markdown Optimization
•	[***]

•	Customer resources will manage the overall project, including the creation of timelines and coordination of internal resources

•	Financial benefits will be solely measured by Customer

•	Customer will provide accurate store level inventory

•	Customer will have the ability to hold store level markdowns in their price hosting system

[***] =	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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•	Customer’s systems will allow a reasonable time window between automatic re-optimizations and markdown file delivery from DemandTec

•	No more than [***] product categories would be added to the set of included categories in a given [***] period
Customer acknowledges that changes to or inaccuracies in any of the assumptions contained in this Exhibit may affect DemandTec’s ability to provide the Professional Services within the timelines set forth in the Implementation Plan or for the fixed Annual Fee set forth in the Order Form. If Customer fails to perform its obligations hereunder or under the Order Form or an assumption proves to be incorrect or inaccurate such that DemandTec reasonably believes that it will need to deploy additional resources above those contemplated in Section IV(B) above, then DemandTec will provide Customer with notice thereof and the parties shall escalate this issue to the Steering Committee for discussion and resolution, which could include the payment of additional fees or the scaling-back of Professional Services to be provided. In this regard, DemandTec will not charge Customer any fees above the fixed Annual Fee without the parties first having entered into a written Change Order or a separate Statement of Work pursuant to the process defined in Section V below.
V. Change Requests
During the Term, Customer’s Project Manager may initiate program change requests related to program scope, functionality, cost, timing, or related aspects of the Professional Services by providing written notice to DemandTec’s Project Manager or the Steering Committee may agree that such a change request is required. If Customer initiates such a request, DemandTec will respond within [***] with a written estimate of the additional work hours required to fulfill Customer’s request. Any such additional work will be documented by a formal, signed Change Order in the form attached hereto, and will be billed at hourly rates or fixed fees to be mutually agreed in the Change Request, plus reimbursement for out-of-pocket expenses in accordance herewith.

[***] =	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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CHANGE REQUEST FORM

REQUEST DETAILS
Organization	Date Requested
Requestor
CHANGE DETAILS
Description of Additional Services:
Reason for Change:
Fees and Payment Terms:
Supplementary Documentation (Y/N) If Y then list below

ACKNOWLEDGED AND AGREED:

DemandTec, Inc.	Target Corporation

By:	By:

Name:		Name:

Title:		Title:

Date:		Date:

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Exhibit E
MARKETING AND PUBLICITY COMMITMENTS
•	Customer agrees that DemandTec may issue a press release announcing this strategic relationship in the approved form attached hereto as Exhibit E-1. Thereafter, if a party wishes to issue a press release concerning the existence or terms of this Order Form or the relationship between the parties, then such party shall submit the statement to the other party for review and approval, which approval shall not be unreasonably withheld.

•	Customer hereby grants to DemandTec permission to list Customer’s name and to display Customer’s logo to indicate Customer as a customer of DemandTec in DemandTec’s standard marketing materials and on the DemandTec website (subject to compliance with Customer’s trademark use guidelines), provided that each use of Customer’s name or logo must be approved in writing in advance by Customer, which approval shall not be unreasonably withheld.

•	Customer agrees to act as a reference for the Included Software Services, including providing quotes from suitable executive level personnel for marketing materials.

•	In addition, provided it is satisfied with the progress of the Project and subject to the reasonable notice and availability of personnel, Customer will endeavor to: (a) make available management for promotional purposes at times that are convenient for Customer; (b) participate in one or more interviews to be used by DemandTec in marketing collateral; and (c) make joint appearances at industry conferences and events promoting the DemandTec software services, in case at DemandTec’s expense.

•	DemandTec has identified the companies listed below as being suitable prospects for certain DemandTec software services, [***]. Customer agrees to provide reasonable assistance to DemandTec in its sales process with softline retailers and, specifically, the prospects listed below, at DemandTec’s expense and at times that are convenient for Customer.
•	[***]

•	[***]

•	[***]

•	[***]

•	[***]

[***] =	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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Exhibit E-1
APPROVED FORM OF PRESS RELEASE
DRAFT: NOT FOR RELEASE
Target Selects DemandTec for nextGEN Shopper Insights and Collaboration Solution
Second largest general merchandise U.S. retailer to collaborate with manufacturers and empower merchants using guest insights deployed at the point of decision
SAN MATEO, Calif. – June xx, 2010 – DemandTec, Inc. (NASDAQ: DMAN), a leading provider of on-demand optimization solutions for retailers and consumer products companies, today announced that Target Corporation (NYSE: TGT), the second largest general merchandise retailer in the United States, has selected the DemandTec Shopper Insights™ solution to complete its planned deployment of DemandTec’s entire nextGEN solution suite. Target deploys DemandTec solutions to help make more localized merchandising and marketing decisions that improve the relevance and value of Target’s offerings for their customers (guests).
As the latest development in DemandTec’s nextGEN strategy, the DemandTec Shopper Insights solution includes Shopper Insight-on-DemandTec, a software service that provides both retailers and consumer products companies with a breakdown of sales trends by penetration and buy-rate, shopping trip statistics, shopper segment analytics, and more.
Using guest insight dashboards and insights embedded directly within the planning workflows of DemandTec’s other software services, Target and its trading partners will be able to quickly identify new opportunities to reach specific guest segments with more tailored assortments, promotions and pricing.
“DemandTec has been a strong partner of Target and we value their industry expertise and innovative solutions. We look forward to expanding our relationship into shopper insights and additional nextGEN capabilities,” said Shelley Hyytinen, Vice President of Merchandising Process and System Development for Target.
Target began working with DemandTec in 2007 and currently uses the DemandTec Lifecycle Price Optimization™, DemandTec Assortment & Space™, and DemandTec End-to-End Promotion Management™ solutions. In addition to the guest insights and vendor collaboration provided by the Shopper Insight-on-DemandTec software service, the DemandTec Shopper Insights solution also includes DemandTec’s nextGEN modeling services, enabling Target to understand and influence the impact of merchandising decisions at the guest segment level.
“We are thrilled and honored to have one of the world’s most innovative retail leaders embracing our full suite of nextGEN solutions in order to help define and execute their guest-centric strategy,” said Dan Fishback, President and Chief Executive

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Officer of DemandTec. “We firmly believe that by deploying our complete suite of services and enabling collaboration with suppliers, a retailer creates a whole that is greater than the sum of the parts. And Target’s continued confidence in DemandTec as its ‘insights and optimization platform’ is a great testimony to that value proposition.”
All DemandTec software services are delivered through the DemandTec TradePoint Network™, the Internet-based platform connecting all DemandTec software services used by retailers and their suppliers to collaborate on pricing, promotion, assortment, and other merchandising and marketing decisions. There are approximately 12,000 retailer and manufacturer end-users on the DemandTec TradePoint Network, who have collaborated on over 3 million trade deals to date.
About Target Corporation
Minneapolis-based Target Corporation (NYSE: TGT) serves guests at 1,740 stores in 49 states nationwide and at Target.com. Target is committed to providing a fun and convenient shopping experience with access to unique and highly differentiated products at affordable prices. Since 1946, the corporation has given 5 percent of its income through community grants and programs like Take Charge of Education. Today, that giving equals more than $3 million a week.
About DemandTec
DemandTec (NASDAQ: DMAN) enables retailers and consumer products companies to optimize merchandising and marketing decisions, individually or collaboratively, to achieve their sales volume, revenue and profitability objectives. DemandTec software services utilize DemandTec’s science-based software platform to model and understand consumer behavior. DemandTec customers include more than 195 leading retailers and consumer products manufacturers such as Ahold USA, Best Buy, ConAgra Foods, Delhaize America, General Mills, H-E-B Grocery Co., Hormel Foods, Monoprix, PETCO, Safeway, Sara Lee, The Home Depot, Wal-Mart Stores and WH Smith. Connected via the DemandTec TradePoint Network™, DemandTec customers have collaborated online with over 3.25 million trade deals.
DemandTec Safe Harbor
This press release contains forward-looking statements regarding DemandTec’s expectations, hopes, plans, intentions or strategies, including statements about the benefits of DemandTec’s solutions. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in DemandTec’s documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available to DemandTec as of the date hereof, and DemandTec assumes no obligation to update these forward-looking statements.

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Media Contact:
Armen Najarian, DemandTec, Inc. (650) 645-7170 armen.najarian@demandtec.com
DemandTec Investor Contact:
Tim Shanahan, DemandTec, Inc.(650) 645-7103tim.shanahan@demandtec.com
DemandTec and the DemandTec logo are registered trademarks of DemandTec, Inc. All other trademarks are the property of their respective owners.

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Exhibit F

CUSTOMER CONTACT SHEET
CUSTOMER BUSINESS CONTACT:

Name:

Address:

Phone:

Fax:

Email:

INVOICE REQUIREMENTS:
Customer Purchase Order # Required? ☐ Yes ☐ No                  If “Yes”, P.O.#:
Special Invoicing Requirements, if any:

BILLING CONTACT (if different from Business Contact):	ACCOUNTS PAYABLE CONTACT (if different):

Name:	Name:

Address:	Address:

Phone:	Phone:

Fax:	Fax:

Email:	Email: